Exhibit 10.25


                            CROSSCHECK CAPITAL LOGO




                        Investor Relations Agreement for
                 American Soil Technologies, Inc (OTCBB : SOYL)






                            Prepared for: Carl Ranno




                                  Prepared by:
                                  Alex Johnston
                               Crosscheck Capital

                             Tel. 480-614-2088 Fax.
                                  480-614-2089

TERMS:

Between: Crosscheck Capital and American Soil Technologies, Inc. Crosscheck Capital shall provide services to American Soil Technologies, Inc as described in this Investor Relations Agreement.

TERM:

This Investor Relations Agreement shall begin on December 1, 2004 (effective date) and continue for six (6) months or until such time this Investor Relations Agreement is terminated in accordance with the termination clause hereof (Termination). Both parties have the option to renew this agreement at their discretion.

SCOPE OF WORK:

     - Assist American Soil Technologies, Inc in communicating the company's investment potential to its shareholders and the financial community

     - Assist American Soil Technologies, Inc in meeting full disclosure requirements through the timely dissemination of press releases via financial news wire services and the company's website

     - Provide an exclusive in house website development and maintenance program including dynamic functionality

     - Assist American Soil Technologies, Inc in increasing and maintaining the company's shareholder database

     -    Introduce American Soil Technologies, Inc to investor databases

     - Introduce American Soil Technologies, Inc to financial analysts covering the research and development, and the company's industry.

COMPENSATION:

American Soil Technologies, Inc agrees to pay Crosscheck Capital for work expressly authorized by American Soil Technologies, Inc and performed by Crosscheck Capital, pursuant to the work scope defined above. American Soil Technologies, Inc will pay Crosscheck Capital U.S. $10,000 per month due at the 1st of each month, with first and last months payment due upon execution of this Investor Relations Agreement. Total due U.S. $22,500 upon execution of this Investor Relations Agreement. 250,000 Restricted shares payable as follows:
50,000 shares due upon execution of the agreement and 50,000 shares due on the first day of each month up to a total of 250,000 Restricted Shares. (SEE "ADDITIONAL EXPENSE" BELOW, SEE EXHIBIT #1, PAGE 5 OF 5 FOR WIRING INSTRUCTIONS)

ADDITIONAL EXPENSE:

American Soil Technologies, Inc shall reimburse Crosscheck Capital for all of its actual out-of-pocket expenses includes but not limited to travel, meals, telephones, postage and other expenses. Incurred in connection with the provision of services hereunder. Crosscheck Capital shall not bear any of American Soil Technologies, Inc's legal, accounting, printing or other expenses in connection with any transaction considered or consummated hereby. American Soil Technologies, Inc hereby acknowledges that unless otherwise specifically stated herein, that neither Crosscheck Capital not its directors, employees or agents is responsible for any fees or commission payable now or in the future to any finder or to any other consulting company utilized or retained by American Soil Technologies, Inc. Upon execution of this agreement, American Soil Technologies, Inc shall pay Crosscheck Capital $2,500 to be applied towards

Crosscheck Capital Initial     Page 2 of 5    American Soil Technologies Initial
reimbursable expenses. Crosscheck Capital's expenses will be billed by Crosscheck Capital to American Soil Technologies, Inc on a monthly basis and American Soil Technologies, Inc shall pay such expenses within ten (10) days of receiving such a bill.

CROSSCHECK CAPITAL'S RELATIONSHIP WITH OTHERS:

American Soil Technologies, Inc acknowledges that Crosscheck Capital is in the business of providing consulting services to others. Nothing contained herein shall be construed to limit or restrict Crosscheck Capital in conducting such business with respect to others, or rendering such services to others.

TERMINATION

Either party may terminate this Investor Relations Agreement without cause upon thirty (30) days prior written notice to the other party. Should American Soil Technologies, Inc elect to terminate this Investor Relations Agreement, a U.S. $5000.00 termination fee will apply and be paid to Crosscheck Capital and any and all previous and paid compensation will be retained by Crosscheck Capital.

SERVICE CHARGE

American Soil Technologies, Inc agrees to pay Crosscheck Capital a service charge of ten (10) percent per month for all accounts outstanding over five (5) days from date of invoice. If Crosscheck Capital initiates litigation to enforce this Investor Relations Agreement, the prevailing party shall be entitled to reimbursement of reasonable attorney's fees and costs of suit.

WARRANTIES

Everything Crosscheck Capital does on behalf of American Soil Technologies, Inc will be in accordance with current generally accepted management-consulting principles and practices, which, of course, are in lieu of any other warranty, either expressed or implied.

INDEMNITY; LIMITATION OF LIABILITY

Crosscheck Capital will help American Soil Technologies, Inc shape its message for the financial community, but it cannot be responsible for its contents. Accordingly, American Soil Technologies, Inc shall indemnify Crosscheck Capital, any affiliate and each of the members, directors, officers, employees and shareholders thereof (collectively referred to as the "Indemnified Party") and hold us harmless against all expenses, losses, damages or liabilities arising from any claim, action or suit in connection with the matters referred to in this Investor Relations Agreement; provided however, that the indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that the Indemnified Party was grossly negligent or the claims as to which indemnification is sought directly resulted from the gross negligence or willful misconduct of the Indemnified Party. In addition, at our rates, it does not pay for Crosscheck Capital to act as an insurer, so our liability for any and all claims against Crosscheck Capital under this Investor Relations Agreement is limited to the amount of U.S. $5000.00.

Crosscheck Capital Initial     Page 3 of 5    American Soil Technologies Initial

LIMITATION OF AMERICAN SOIL TECHNOLOGIES, INC LIABILITY:

Notwithstanding anything to the contrary herein set forth, in the event of material non-performance hereunder by American Soil Technologies, Inc and/or any termination of this Investor Relations Agreement by Crosscheck Capital by reason of American Soil Technologies, Inc default or failure to perform hereunder, American Soil Technologies, Inc shall pay to Crosscheck Capital a fee of U.S. $10,000.00 and Crosscheck Capital will retain all previous compensation.

MISCELLANEOUS

This Investor Relations Agreement constitutes the entire Investor Relations Agreement between the parties and supersedes any prior agreements between the parties. This Investor Relations Agreement may be executed in counterparts. Notices shall be effective upon receipt and may be given by facsimile. Each party shall execute and deliver any documents necessary to carry out the intent of this Investor Relations Agreement. This Investor Relations Agreement may not be modified, and no provision waived, without the prior written consent of the party against whom enforcement of the amendment or waiver is sought. No delay in exercising any right shall constitute a waiver of that right, but time is of the essence with respect to the covenants contained herein. No party shall be liable for failures or delays beyond that party's control. This Investor Relations Agreement shall bind the successors and assigns of the parties hereto. If any provision of this Investor Relations Agreement shall be determined to be invalid or unenforceable and if as a result thereof the rights of the parties are materially altered, then the party unenforceability, to rescind this Investor Relations Agreement. Nothing contained herein shall be deemed to create a partnership or an employer/employee relationship. The laws of the State of Arizona shall govern this Investor Relations Agreement, and any dispute shall be resolved by arbitration or Superior Court action in Maricopa County. In the event of any litigation under this Investor Relations Agreement, the prevailing party shall be entitled to reimbursement of its reasonable attorneys' fees and the cost of the suit. The prevailing party shall be determined based upon an assessment of which party's major arguments made or positions taken in the proceedings fairly could be said to have prevailed over the other party's major arguments or positions on major disputed issues in the decision.


CROSSCHECK CAPITAL                            AMERICAN SOIL TECHNOLOGIES, INC
CONSULTANT                                    COMPANY


Signature:                                    Signature:
          ------------------------                      ------------------------


Date:                                         Date:
     -----------------------------                 -----------------------------

Crosscheck Capital Initial     Page 4 of 5    American Soil Technologies Initial

                                   EXHIBIT #1



WIRING INSTRUCTIONS:

Crosscheck Capital
11100 N. 115th St. NO. 208
Scottsdale, AZ 85259-4007

(Routing Number)
ABA NUMBER: 026009593

ACCOUNT NUMBER: 004680446640

(Telex Number)
SWIFT CODE: BOAUS3N

Bank of America
10075 E Via Linda Rd
Scottsdale, AZ 85258
480.767.2002

--------------------------------------------------------------------------------

DTC INSTRUCTIONS:

BROKERAGE FIRM:  Scottrade, Inc
                 8601 N. Scottsdale, RD. #120
                 Scottsdale, AZ 85253
                 Contact: Mark Thompson
                 480-991-3747

NAME OF ACCOUNT: Alex Johnston

ACCOUNT NUMBER:  47509742

DTC NUMBER:      0705





PRIVILEGED AND CONFIDENTIAL INFORMATION. THE INFORMATION CONTAINED HEREIN IS FOR THE EXCLUSIVE USE OF THE NAMED RECIPIENTS. IF YOU ARE NOT THE INTENDED RECIPIENT, ANY DISCLOSURE OR USE OF THIS INFORMATION IS PROHIBITED.


Crosscheck Capital Initial     Page 5 of 5    American Soil Technologies Initial